Perspective Therapeutics Announces Clinical Collaboration and Supply Agreement with Merck to Evaluate [212Pb]PSV359 in Combination with Keytruda® (Pembrolizumab) in FAP-α Positive Solid Tumors

SEATTLE, September 14, 2026 -- Perspective Therapeutics, Inc. (“Perspective,” the “Company,” “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body, today announced a clinical trial collaboration agreement with Merck (NYSE: MRK), known as MSD outside of the United States and Canada.

The agreement supports the evaluation of Perspective’s targeted alpha-particle therapy [212Pb]PSV359 in combination with Keytruda® (pembrolizumab), Merck’s anti-PD-1 therapy. This combination will be evaluated under an amendment to the Company’s ongoing Phase 1/2a study of [212Pb]PSV359 in patients with certain types of non-small cell lung cancer and colorectal cancer that express fibroblast activation protein alpha (FAP-α) (clinicaltrials.gov identifier NCT06710756). The study has completed enrollment in the first three monotherapy dose cohorts.

Perspective is sponsoring the study, and Merck is providing pembrolizumab at no cost.

“FAP-α is associated with the majority of solid tumors and with a tumor microenvironment historically characterized by poor drug penetration and immune suppression or exclusion,” said Markus Puhlmann, Perspective’s Chief Medical Officer. “By combining targeted radiopharmaceutical treatment with a well-established immune checkpoint inhibitor, we aim to evaluate whether this approach can reshape the tumor environment and potentially improve treatment outcomes for patients with advanced FAP-α-positive solid tumors.”

About FAP-α

FAP-α is a protein abundantly expressed on the surface of cancer-associated fibroblasts (CAFs) in the stroma, a part of the tumor microenvironment (TME) in the majority of epithelial cancers. In addition to expression on CAFs, FAP-α is expressed on certain cancer cells themselves, including sarcomas and mesotheliomas.1,2,3,4 Higher FAP-α expression has been found to be associated with poor prognosis in a number of solid tumors such as non-small cell lung cancer, colorectal cancer, pancreatic cancer, stomach cancer, mesothelioma, head and neck cancer, esophageal cancer, and ovarian cancer.5,6,7,8,9,10 Expression of FAP-α in healthy tissues is usually low.3,4

About PSV359

PSV359 was designed to target and deliver 212Pb to tumor sites expressing FAP-α, associated with multiple highly prevalent solid tumors, with patients in need of additional treatment options. The targeting moiety may also be radiolabeled with 203Pb or 68Ga (known as PSV377) to detect FAP-α expression in individual patients. Preclinical imaging and therapy as well as human imaging results suggest Perspective's proprietary targeting ligand has improved levels of target engagement and uptake in tumors, as well as reduced retention in healthy tissues, which may result in a desirable therapeutic index.

Perspective is conducting a multi-center, open-label, dose-finding and dose-expansion study (clinicaltrials.gov identifier NCT06710756) of [212Pb]PSV359 in patients with advanced solid tumors that express FAP-α as determined by imaging with [203Pb]PSV359. The primary objective of the dose finding phase of the study is to assess the safety and tolerability of various doses of [212Pb]PSV359 in order to determine the recommended Phase 2 dose to be used in the expansion phase of the study, where anti-tumor activities may be an additional primary outcome measure.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc. is a radiopharmaceutical development company pioneering advanced treatments for cancers throughout the body. The Company has proprietary technology that utilizes the alpha-generating isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moieties. The Company is also developing complementary imaging techniques that incorporate the same targeting moieties, which provides the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables visualization of the specific tumor and subsequent treatment, potentially improving efficacy and minimizing toxicity.

The Company is advancing a portfolio of clinical-stage programs in the U.S., including bamzireotide navoxetan (VMT-α-NET, neuroendocrine tumors), lapemelanotide zapixetar (VMT01, melanoma), and PSV359 (solid tumors).

The Company is expanding its regional finished drug product candidate supply network, enabled by its proprietary 224Ra/212Pb generator platform used to manufacture clinical drug product candidates, to support the delivery of patient-ready drug product candidates for clinical trials and, if approved, commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company’s preclinical and clinical development plans and the expected timing for the release of additional data from its clinical programs; the Company’s beliefs that its product candidates address certain unmet medical needs; the Company’s expectations regarding regulatory pathways for its product candidates; the Company’s expectations regarding its interactions with regulatory agencies and the expected timing thereof; the Company’s regional distribution and manufacturing capabilities; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements, and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements. Known risk factors include that the Company’s clinical trials may be more costly or take longer to complete than anticipated, or may never be completed, or may not generate results that warrant future development of the tested product candidate; the Company may elect to change its strategy regarding its product candidates and clinical development activities; economic and market conditions may worsen; and risks related to the sufficiency of the Company’s cash resources for its future operating expenses and capital expenditures. A more complete discussion of the risks and uncertainties facing the Company appears under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), in the Company’s other filings with the SEC, and in the Company’s future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:
Annie J. Cheng, CFA
ir@perspectivetherapeutics.com

ENTENTE Network of Companies
Katie Morris, PhD
katiemorris@ententeinc.com

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